Exhibit 10.16

FIRST AMENDMENT TO
THE TESORO CORPORATION
2011 LONG-TERM INCENTIVE PLAN

Section 8(c) of the Tesoro Corporation 2011 Long-Term Incentive Plan is hereby amended by deleting it in its entirety and replacing it with the following:

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant's death, disability, Retirement or in connection with a Change in Control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. In addition, the Administrator may grant awards of Restricted Stock and/or Restricted Stock Units that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (as set forth in Section 5(a)) without regard to the minimum vesting requirements set forth in the preceding sentence. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed effective as of the 2nd day of August, 2011.

TESORO CORPORATION

By:	/s/ CRAIG M. LATORRE
Name:	Craig M. LaTorre
Title:	Vice President Human Resources and Communications